 Exhibit 10.8

Confidential portions of this document have been redacted and omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted and omitted portions are indicated with the notation “*” and have been filed separately with the SEC.

CONFIDENTIAL

September 21, 2016

Wael Fayad

c/o Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

Dear Wael:

Through this offer letter (the “Letter Agreement”), Enumeral Biomedical Holdings, Inc. (with its subsidiaries, “Enumeral” or the “Company”) is pleased to offer you the position of Chairman, President and Chief Executive Officer commencing on or about September 21, 2016 (the “Effective Date”). As President and Chief Executive Officer, you will report to and be subject to the supervision of the Board of Directors of the Company (the “Board”). The Company is employing you on a full time basis and you shall devote your full time diligent professional efforts to the performance of your duties as Chairman, President and Chief Executive Officer of the Company. In your capacity as the Company’s Chairman, President and Chief Executive Officer, you will engage in activities related to Enumeral’s business objectives, as has been discussed with you by the members of the Board. The preceding will not be deemed to prevent you from serving on the boards of other entities that do not compete with the Company’s business and that do not entail material time commitments. You will adhere to the business policies of the Company in the performance of your duties, including without limitation as set forth in the Company’s Employee Handbook and as the Company may otherwise or additionally establish.

You will receive a base salary at the rate of $325,000 per annum (the “Base Salary”), payable in semi-monthly installments and subject to applicable deductions and withholdings. At the discretion of the independent members of the Board or the Compensation Committee thereof (the “Committee”), you will also be eligible to earn a target bonus of up to 50% of your Base Salary, payable in cash, within 75 days following the end of each fiscal year during the term of employment, based on achievement of corporate objectives, achievement of your objectives and Company’s finances (and ability to pay any such bonus), all as determined by the Committee or the independent members of the Board and as set forth in writing (and calculated on a pro rata basis for any period of less than a full calendar year that you are employed by the Company).

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

You will work at the Company’s Cambridge, Massachusetts facility, but you will not be required to permanently relocate at this time. The Company will reimburse you for appropriate travel and hotel/temporary housing expenses in connection with your work in the Company’s Cambridge, Massachusetts facility. In the event that you and the Board subsequently determine that it is in the best interest of the Company for you to relocate to Massachusetts, the Company will negotiate a relocation package with you.

Subject to the approval of the independent members of the Board or the Committee, the Company shall issue to you stock options to purchase 2,600,000 shares of the common stock of the Company (the “Common Stock”), with a grant date price per share equal to the fair market value of one share of Common Stock as of the date of grant (i.e., the closing sale price of one share of Common Stock on the date of grant as reported on the OTC Markets, or, if there is no such sale on that date, then on the last previous day on which there was such a sale) (the “Options”). 850,000 of the Options shall be issued under the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), and 1,750,000 shall be issued subject to the terms and conditions provided in Exhibit A. The Options issued under the 2014 Plan shall be treated as incentive stock options to the maximum extent permitted by applicable law.

Subject to approval of the Board or the Committee, the Options will vest as follows:

(a) 100,000 of the Options issued to you under the 2014 Plan shall vest and become exercisable in full upon grant;

(b) 750,000 of the Options issued to you under the 2014 Plan shall vest and become exercisable upon the Company entering into a collaboration and/or licensing agreement with a corporate partner on terms acceptable to the Board that provides the Company will receive at least $* in upfront fees upon signing;

(c) 750,000 of the remaining Options shall vest and become exercisable upon the Company entering into a second (i.e., in addition to the agreement referenced in (b) above) collaboration and/or licensing agreement with a corporate partner on terms acceptable to the Board that provides the Company will receive at least $* in upfront fees upon signing; provided that, in the event that the Company enters into collaboration and/or licensing agreement(s) with one or more corporate partners on terms acceptable to the Board that collectively provide the Company will receive at least an aggregate of $* in upfront fees upon signing, all of the Options listed in (b) and (c) of this paragraph shall vest and become exercisable; and

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

(d) the remaining 1,000,000 Options shall vest and become exercisable upon the closing of one or more equity financing transactions on terms acceptable to the Board with aggregate gross proceeds to the Company of at least $* (which may include proceeds from the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering); provided that, in the event the Company raises at least $* in one or more transactions (including proceeds from the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering), with at least $* of the $* raised through non-dilutive collaboration and/or licensing agreements, all of the Options listed in (b), (c) and (d) above shall vest and become exercisable. For the avoidance of doubt, in all cases the Options shall vest only in the event that you remain employed by the Company in good standing at the time of any such event that triggers the vesting of Options set forth above.

Upon the achievement of the milestones listed in both (b) and (c) in the paragraph above, or, if earlier, upon the achievement of the milestone listed in (d) in the paragraph above, the Company will negotiate a new employment agreement with you.

For the avoidance of doubt, (i) if while you are employed as Chairman, President and Chief Executive Officer, the Company achieves the milestones listed in both (b) and (c) in the paragraph above, or, if earlier, upon the achievement of the milestone listed in (d) in the paragraph above, and (ii) following such funding achievement your employment with the Company is subsequently involuntarily terminated without Cause (as defined below), then the Company will pay you your Base Salary for a period of twelve (12) months following the date of the notice of termination (the “Severance Benefits”); provided, that you continue to comply with and not breach the terms of this Agreement (including the Obligations Agreement) and that you enter into, comply with, and do not breach the terms of a termination and release agreement in a form acceptable to the Company (the “Release Agreement”); and provided further that in the event of noncompliance or breach of this Agreement, the Obligations Agreement or the Release Agreement, all severance payments shall immediately be terminated.

For the purposes of this Agreement, “Cause” shall be determined by the Board of the Company acting in good faith and shall mean any of the following:

(i)	your conviction by a court of competent jurisdiction of any felony involving dishonesty, breach of trust or misappropriation or your entering of a plea of nolo contendre thereto;

(ii)	your commission of an act of fraud upon, or breaching your duty of loyalty to, the Company or any of its subsidiaries;

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

(iii)	your conviction for willful violation of any law, rule or regulation governing the operation of the Company or any of its subsidiaries which is punishable by imprisonment for six (6) months or more;

(iv)	your substantial and continuing failure or refusal, after seven (7) days’ written notice thereof, to perform your job duties and responsibilities which failure or refusal is committed in bad faith (other than failure or refusal resulting from incapacity due to physical disability or mental illness);

(v)	your breach of this Agreement (including the Obligations Agreement attached hereto), which breach continues for more than seven (7) days after written notice has been given to you, such notice setting forth in reasonable detail the nature of such breach; or

(vi)	your deliberate and willful disregard of the written rules or policies of the Company, which result in a material and substantial loss, damage or injury to the Company.

In the event a Change of Control (as defined below) occurs within the first six (6) months following the Effective Date, and your employment with the Company is terminated in connection with such Change of Control (and provided that you are not at that time entitled to the Severance Benefits set forth above), then the Company will pay you your Base Salary for a period of six (6) months following the date of the notice of termination; provided, that you continue to comply with and not breach the terms of this Agreement (including the Obligations Agreement) and that you enter into, comply with, and do not breach the terms of the Release Agreement; and provided further that in the event of noncompliance or breach of this Agreement, the Obligations Agreement or the Release Agreement, all severance payments shall immediately be terminated.

For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred if any of the following conditions have occurred:

(i)	the merger or consolidation of the Company with another entity, where, immediately after the merger or consolidation:

a.	the Company's stockholders immediately prior to the merger or consolidation beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Act”)), directly or indirectly, less than fifty percent (50%) of the of the voting shares of the surviving entity in the consolidation or merger (or of its ultimate parent corporation, if any); or

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

b.	persons who constitute the Board prior to the merger or consolidation cease to constitute at least a majority of the board of directors of the surviving entity in the consolidation or merger (or of its ultimate parent corporation, if any); or

(ii)	the sale of all or substantially all of the Company's assets.

In the event that the Company completes a financing transaction that includes the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering, the independent members of the Board or the Committee will evaluate your beneficial ownership position in the Company and consider additional equity grants, as may be appropriate in the sole discretion of the Board or the Committee.

You will be entitled to 15 days (i.e., three weeks) of paid time off per year to be used for vacation time, and 5 days paid sick days and personal days (subject to change in accordance with the Company’s vacation and sick time policies). A maximum of five paid vacation days can be carried over from one calendar year into the next calendar year. You will also be entitled to Company recognized holidays.

You shall be authorized to incur reasonable expenses in the performance of your duties. The Company shall reimburse you for all such expenses promptly after presentation by you of itemized accounts of such expenditures, all in accordance with the Company’s procedures and policies as adopted and in effect from time to time.

The Company offers medical and dental insurance and flexible spending account plans to its employees, and you will be eligible to participate in these plans in accordance with the requirements of such plans. To the extent the Company offers additional benefits, you will be eligible to participate in such programs in accordance with the requirements of those programs. The Company reserves the right to modify benefits from time to time as it deems necessary.

In accepting this position, you confirm that you are under no other employment obligation nor are you bound by any other employment-related agreement. You also acknowledge that this offer is for employment “at will,” which means that either you or the Company can terminate the employment at any time and for any reason or no reason at all. In connection with your employment, you will be required to sign an Obligations Agreement, attached hereto, which will cover, among other things, employee invention, non-disclosure, non-competition, and non-solicitation agreement. In addition, you will be obligated to comply with Company’s standard employee policies and practices in effect from time to time.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

During the period of employment pursuant to this Letter Agreement, the Company agrees to indemnify you in your capacity as an officer and director of the Company and, to the extent applicable, each subsidiary of the Company, all to the maximum extent permitted under Section 145 of the Delaware General Corporation Law. In addition, you and the Company will execute the Company’s standard form of indemnification agreement.

The waiver by either you or the Company of a breach of any provision of this Letter Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the breaching party. No waiver shall be valid unless in writing and signed by either you or an authorized officer of the Company, as the case may be.

This Letter Agreement is governed by and shall be construed in accordance with the internal laws of the Commonwealth of Massachusetts. You and the Company hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.

You and the Company are parties to that certain Confidentiality Agreement, dated as of August 12, 2016 (the “CDA”).

This Letter Agreement sets forth the entire agreement and understanding between the parties with respect to your employment with the Company and supersedes any prior negotiations, agreements, understandings or arrangements, including any agreement in principle or oral statement between the parties hereto, except for the CDA, which remains in full force and effect. This Letter Agreement may be amended only by a written agreement signed by both parties.

If you agree to the terms of this offer of employment, please sign below and return this Letter Agreement to me. This offer is contingent upon the Company’s receipt of a copy of this Letter Agreement (and the Obligations Agreement attached as Exhibit B) signed by you, no later than September 21, 2016, after which time this offer will be withdrawn. We are confident your employment with the Company will prove mutually beneficial, and we look forward to having you join us.

Very truly yours,

/s/ Matthew A. Ebert
Matthew A. Ebert
General Counsel and Corporate Secretary

ACCEPTED BY:

/s/ Wael Fayad
Name: Wael Fayad
Dated: September 21, 2016

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

Exhibit A

Form of Non-Qualified Stock Option Agreement

[Name]

[Address]

The [Compensation Committee of the] Board of Directors has approved a grant (the “Grant”) of a Non-Qualified Stock Option (the "Option") to you to purchase Common Stock of Enumeral Biomedical Holdings, Inc. (the "Company"). The Option shall constitute and be treated at all times by you and the Company as a “non-qualified stock option” for Federal income tax purposes and shall not constitute and shall not be treated as an “incentive stock option” as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended.

You are granted an Option to purchase [—-] shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) at the price of $[—] per share which represents the Fair Market Value (as defined in the Company’s 2014 Equity Incentive Plan, as amended (the “Plan”_)) of the Common Stock on the date of grant. This Grant is made as a matter of separate inducement and not in lieu of any salary or other compensation for your services. The date of grant of this Option is September [—], 2016.

Vesting. This Option may be exercised only to the extent it is vested. Subject to you remaining employed by the Company or in the service of the Company on its Board of Directors on the applicable vesting dates below, this Option shall vest as follows:

•	[————].

Duration of Option. Except as otherwise provided herein, this option may be exercised for three (3) months after you cease serving as an employee of the Company or a member of the Company’s Board of Directors, provided, however in the event your termination of service is due to your death or disability, the Option may be exercised for one year following such event. In no case, however, may the Option be exercised after September [—], 2026.

Exercise of Option.

Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in Section 1.

Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of shares of Common Stock in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by you and delivered to the Corporate Secretary. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate exercise price.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

No shares of Common Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to you on the date the Option is exercised with respect to such Exercised Shares.

Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at your election:

•	cash;

•	check;

•	consideration received by the Company under a cashless exercise program implemented by the Company; or

•	surrender of other shares of Common Stock which (i) in the case of shares of Common Stock acquired upon exercise of an option, have been owned by you for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

Non-Assignability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you except in the case of your disability, this Option may be exercised by your representative. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

Incorporation of Provisions of the Plan. You acknowledge and agree that while this Grant is not made pursuant to the Plan, it is the intention of the Company for you to have all of the benefits and advantages of the Plan. Accordingly, the terms and conditions of the Plan are incorporated by reference into this Grant as if they had been stated herein with such the necessary modifications to the terms and conditions of the Plan that are being incorporated by reference to avoid inconsistencies between the Grant and the Plan; it being understood that in the event or a direct conflict or contradiction between a term or condition of the Grant and the Plan, the term or condition of the Grant shall control.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

Covenants. You hereby covenant and agree with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the shares subject to the Option, you shall make the representations (i) that you are purchasing the shares for your own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that you agree that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

This Agreement and the provisions of the Plan, as incorporated by reference in the Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the laws of the State of Delaware.

This Agreement is not a contract of employment and the terms of your employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue your employment, and it shall not impose any obligation on your part to remain in the employ of the Company thereof.

By your acceptance hereof, you agree to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the Grant. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to you.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

By your signature and the signature of the Company's representative below, you and the Company agree that the Option is granted under and governed by the terms and conditions of this Agreement and the provisions of the Plan, as incorporated by reference in this Agreement. You have reviewed the Plan and this Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the Plan and this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions relating to the Plan and Agreement. You further agree to notify the Company upon any change in your residence address indicated below.

OPTIONEE	ENUMERAL BIOMEDICAL HOLDINGS, INC.

Signature	By:	Kevin G. Sarney

	Title:	Vice President of Finance, Chief Accounting Officer and Treasurer

Print Name

Residence Address

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

Exhibit A

EXERCISE NOTICE

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

(date)

Re: Non-Qualified Stock Option

Notice is hereby given pursuant to Section 3 of my Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my Agreement:

Stock Option dated:

Number of shares being purchased:

Option Exercise Price Per Share

Aggregate Option Exercise Price

A check in the amount of the aggregate price of the shares being purchased is attached.

I understand that the shares of Common Stock that I receive upon exercise of my Option may not be freely tradable.

Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the shares of Common Stock exceeds the exercise price. I agree to report such income in accordance with then applicable law and to cooperate with the Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.

I agree to provide to the Company such additional documents or information as may be requested by the Company or required by law.

(Signature)

(Name of Optionee)

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

Exhibit B

OBLIGATIONS AGREEMENT

This Obligations Agreement (“Agreement”) is between the undersigned employee or consultant (“I”, “me” or the “Executive”) and Enumeral Biomedical Holdings, Inc., a Delaware corporation (with its subsidiaries, the “Company”) as of the date set forth on the signature page to this Agreement. Capitalized terms used in this Agreement and not defined herein shall have the meaning set forth on Appendix A.

In consideration of my employment by or consulting relationship with the Company and the compensation paid to me by the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I agree as follows:

1.1         Best Efforts. During the period of my employment by or consulting relationship with the Company (the period of any such association, the “Term”), I shall devote my business time, the amount as agreed between me and the Company, and best efforts to the business of the Company, and I shall not engage in any activities that will conflict with my obligations to the Company.

1.2         Compliance with Laws, Policies, etc. I agree that I will act at all times during my employment, consulting relationship or other engagement by the Company in a reputable manner and in conformance with all laws, rules and regulations. I will, in performing my duties to the Company, and throughout the period of my employment, consulting relationship or engagement by the Company, (i) observe all of the Company’s policies delivered to me in writing or published from time to time in any employee or policy manual which is circulated generally by the Company, as the same from time to time are in effect and generally applicable to similarly situated employees, consultants, directors, officers or others, as the case may be, and (ii) observe a high standard of integrity.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

2.           Confidential Information.

(a)         I acknowledge that, except to the extent otherwise provided below in this Section 2(a) or in Section 2(b) hereof, all Confidential Information disclosed to or acquired by me is a valuable, special, and unique asset of the Company and I will hold such Confidential Information in trust for the Company’s sole benefit. Except as otherwise provided below in this Section 2, I shall not, at any time (including, without limitation, after the Term), use for myself or others, or disclose or communicate to any person for any reason, any Confidential Information without the prior written consent of the Company. Notwithstanding anything in this Section 2(a) to the contrary, it is understood that, except to the extent otherwise expressly prohibited by the Company, (A) I may disclose or use Confidential Information in performing my duties and responsibilities to the Company but only to the extent required or necessary for the performance of such duties and responsibilities in the ordinary course and within the scope of my association with the Company as an employee, consultant, officer or manager, and (B) I may disclose any Confidential Information pursuant to a request or order of any court or governmental agency, provided, however, that I promptly notify the Company of any such request or order and provide reasonable cooperation (at the Company’s expense) in the efforts, if any, of the Company to contest or limit the scope of such request or order. Notwithstanding the foregoing, nothing herein will prevent the Executive from having any conversations with the U.S. Securities and Exchange Commission, and nothing shall require Executive to report such conversations to the Company.

(b)         My obligations under Section 2(a) hereof as to Confidential Information shall not apply to any Confidential Information which (i) is or becomes publicly known (as demonstrated by written evidence provided by me) under circumstances involving no breach by me of this Agreement or (ii) was or is approved in writing for release by the Board of Managers of the Company.

3.           Absence of Conflicting Agreements; No Improper Disclosure or Use of Materials. I understand that the Company does not desire to acquire from me any trade secrets, know-how or confidential business information that I may have acquired from others, and I agree that I shall not disclose or use such information in connection with my employment or other engagement by the Company in violation of my obligations to others. I represent that I am not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company during the course of my employment or other engagement by the Company.

4.           Inventions; Assignment.

(a)         I hereby acknowledge and agree that those Assigned Inventions and Proprietary Rights that are original works of authorship protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (the “Work Product”).

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

(b)        If any component of the Assigned Inventions or Proprietary Rights either does not qualify as a “work made for hire” under U.S. copyright law, or is subject to protection under patent, trademark, trade secret or other intellectual property law, I hereby irrevocably and exclusively assign to the Company all of my right, title and interest in and to any and all such Assigned Inventions and Proprietary Rights. I agree to give the Company full and prompt written notice and disclosure of any Assigned Invention or Proprietary Right and agree to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents as the Company may request to evidence, confirm or perfect the assignment of all of my right, title and interest in and to any and all Assigned Inventions and Proprietary Rights. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever that I may now or hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

(c)        At the request of the Company, I will assist the Company in every proper way (including, without limitation, by executing patent applications) to obtain and enforce in any country in the world Proprietary Rights relating to any or all Assigned Inventions. My obligation under this Section 4(c) shall continue after the Term.

(d)        By this Agreement, I hereby irrevocably constitute and appoint the Company as my attorney-in-fact for the purpose of executing, in my name and on my behalf, (i) such instruments or other documents as may be necessary to evidence, confirm or perfect any assignment pursuant to the provisions of this Section 4 or (ii) such applications, certificates, instruments or documents as may be necessary to obtain or enforce any Proprietary Rights in any country of the world. This power of attorney is coupled with an interest on the part of the Company and is irrevocable.

(e)        My obligation to assign Assigned Inventions and Proprietary Rights shall not apply to any invention about which I can prove that: (i) the invention was developed entirely on my own time and effort; (ii) no equipment, supplies, facilities, resources, trade secrets or Confidential Information of the Company were used in the development of the invention and (iii) the invention does not result from any work otherwise performed by me for the Company.

(f)         I represent that the Inventions identified in the Appendix B, if any, attached hereto comprise all of the Inventions that I have made or conceived prior to my employment by or consulting relationship with the Company, which Inventions are excluded from this Agreement. I understand that it is only necessary to list the title of such Inventions and the purpose thereof but not details of the Inventions itself. IF THERE ARE ANY SUCH INVENTIONS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE; OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS._________.

5.           Return of Documents and Property. Upon the termination of my association with the Company as an employee, consultant, officer or director or, if earlier, upon the request of the Company, I will promptly deliver to the Company, all documents, all other tangible media (including all originals, copies, reproductions, digests, abstracts, summaries, analyses, notes, notebooks, drawings, manuals, memoranda, records, reports, plans, specifications, devices, formulas, storage media, including software, and computer printouts) and all other property in my actual or constructive possession or control that contain, reflect, disclose or relate to any Confidential Information, Assigned Inventions or Proprietary Rights or that is owned or leased by the Company. I will destroy any related computer entries on equipment or media not owned by the Company.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

6.           Covenant Not to Compete. Notwithstanding the provisions of Section 7 below, the Company agrees to permit the Executive to accept employment with a Competing Organization after termination of the Executive's employment with the Company, provided that the Executive's duties with that Competing Organization during the one (1) year period after termination of the Executive's employment with the Company (the “Post Employment Non Compete Period”), either directly or indirectly, do not relate to any Competing Product or Service. The provisions of this Section 6, and the provisions of Section 7(a) and 7(b) below, shall not apply if the Executive’s employment is terminated without cause (unless the Executive receives severance benefits in connection with such termination, in which case the release agreement shall contain comparable non-compete and non-solicitation provisions for the period covered by the severance benefits).

7.           Stipulations. As a material inducement to the Company's willingness to employ the Executive, and in order to protect the Company's Confidential Information and good will, the Executive agrees to the following stipulations:

(a)         During the Term and the Post Employment Non-Compete Period with the Company, the Executive will not interfere with the customers or accounts of the Company in such a manner as to solicit or divert business from the Company;

(b)         During the Term and the Post Employment Non-Compete Period after the Executive's termination of employment with the Company, the Executive will not render services, directly or indirectly, as an employee, consultant, director, advisor or otherwise, to any Competing Organization with respect to a Competing Product or Service; and

(c)         During the Term and the Post Employment Non-Compete Period, the Executive will not solicit any of the Company's employees or consultants to leave the employ of the Company.

8.           No Obligation of Employment. I understand my obligations under this Agreement are independent of any employment or consulting relationship between me and the Company and do not create or give rise to any obligation on the part of the Company to maintain me in its employ. I acknowledge and agree that my employment or other engagement by the Company is on an “at-will” basis, and that, no other arrangement with the Company shall be construed to impose any minimum or fixed term of employment or engagement.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

9.           Unique Nature of Agreement; Specific Enforcement. I agree and acknowledge that the rights and obligations set forth in this Agreement are of a unique and special nature and that the Company is, therefore, without an adequate legal remedy in the event of my violation of any of the covenants set forth in this Agreement. I agree, therefore, that, in addition to all other rights and remedies, at law or in equity or otherwise, that may be available to the Company, each of the covenants made by me under this Agreement (including, without limitation, the covenants made by me pursuant to Sections 1, 2, 4, 5, 6 and 7 hereof) shall be enforceable by injunction, specific performance or other equitable relief, without any requirement that the Company have to post a bond or that the Company have to prove any damages. I hereby agree, in connection with any action or proceeding to enforce any provisions of this Agreement, to waive any claim or defense that the Company has an adequate remedy at law. I recognize and agree that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of the Company.

10.         Independent Counsel. I have been provided with an opportunity to consult with my own counsel with respect to this Agreement.

11.         Miscellaneous.

11.1.      Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given on the date sent, if sent by fax with confirmed receipt, or the date of postmark when sent by registered or certified mail, return receipt requested, addressed to the address set forth on the signature page or such other address as any party may give the other notice of pursuant to this Section.

11.2.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof. Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts and the parties consent to the jurisdiction of said courts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

11.3.     Waivers; Amendments. No waiver of any right hereunder by the Company or me shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by the Company or me of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law, in equity or otherwise. This Agreement may not be amended except in a writing signed by both the Company and me.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

11.4.     Severability; Reformation of Unenforceable Provisions. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provisions and of the entire Agreement shall not be affected thereby. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

11.5.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.6.     Prior Understandings. This Agreement represents the complete agreement of the Company and me with respect to the transactions contemplated hereby and supersede all prior and contemporaneous agreements and understandings.

11.7.     Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

11.8.     Sealed Instrument. This Agreement shall have the effect of an instrument executed under seal.

11.9.     Survival. My obligations under this Agreement shall survive the termination of my relationship with the Company.

11.10.   Assignment.  This Agreement shall be binding upon and inure to the benefit of me, the Company and our respective heirs, successors and permitted assigns. This Agreement may be assigned by the Company to any affiliate of the Company and to any successor or assign of all or a substantial portion of the Company’s business. I may not assign or transfer any or all of my rights or obligations under this Agreement.

11.11.   Third Party Beneficiaries. The provisions of this Agreement shall be for the exclusive benefit of the parties to this Agreement, and their respective successors and assigns, and no third party is an intended beneficiary of, or shall be entitled to rely on, the provisions of this Agreement.

[Remainder of Page Intentionally Left Blank.]

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

IN WITNESS WHEREOF, I have executed and delivered this Obligations Agreement as of this 21st day of September, 2016.

/s/ Wael Fayad
Name: Wael Fayad

ACCEPTED AND AGREED TO:

Enumeral Biomedical Holdings, Inc.

By:	/s/ Matthew A. Ebert
Name:	Matthew A. Ebert
Title:	General Counsel and Corporate Secretary

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Appendix A

“Assigned Inventions” shall mean (i) any and all Inventions that arise out of or are based upon any Confidential Information and (ii) except to the extent otherwise provided in Section 4(e), any and all Inventions that are made, conceived, invented, discovered, originated, authored, created, learned or reduced to practice by me, either alone or together with others, during the Term, including without limitation any portion of the Term occurring prior to the date of this Agreement. For purposes of this Agreement, the term “Proprietary Rights” shall mean (x) any and all rights under or in connection with any patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, service marks, service mark applications, trade names, trade name applications, mask works, trade secrets and other intellectual property rights with respect to Assigned Inventions and (y) the goodwill associated with any and all of the rights referred to in the foregoing clause (x).

“Competing Organization” means any person or organization, including the Executive, that is engaged in, or that anticipates becoming engaged in, researching, acquiring, producing, distributing, providing investigating, developing, manufacturing, marketing, supervising, licensing or commercializing a Competing Product or Service anywhere in the world.

“Competing Product or Service” means any product, process or service of any person or organization other than the Company or any of its subsidiaries, in existence or under active development, (i) which is identical to or substantially the same as product, process, or service of the Company or any of its subsidiaries, in existence or under active development, or about which the Executive acquires Confidential Information. For the avoidance of doubt, with respect to a product, “identical to or substantially the same as” shall mean a product of similar mechanism of action and targeting a similar indication of a product in existence or under active development by the Company and provided that the identification of a target without further characterization or other development activities will not be considered “in existence or under active development.”

“Confidential Information” shall mean all trade secrets, proprietary information, and other data and information, in any form, belonging to the Company or any of its clients, customers, consultants, licensees, licensors, dealers or affiliates, that is held in confidence by the Company, including, without limitation, computer software, contracts, business plans and arrangements, formulas, research papers, results and data compounds, cell lines, tissue samples, non-public regulatory filings, laboratory and clinical data and results, information regarding the biochemical processes customer, dealer and vendor lists, marketing materials, financial information, compensation levels, research, Assigned Inventions and Proprietary Rights (each as defined in this Appendix A), information regarding any aspect of the Company’s intellectual property position, information regarding any existing or proposed acquisition, strategic alliance or joint venture, information regarding prices or costs of the Company’s products or services, and any other information identified or treated as confidential by the Company or any of its clients, customers, vendors, dealers, consultants, licensees or affiliates.

200 CambridgePark Drive  •  Suite 2000  •  Cambridge, MA 02140  •  O: 617.945.9146

“Inventions” shall mean all inventions, improvements, developments, concepts, ideas, expressions, processes, prototypes, plans, drawings, designs, models, formulations, specifications, methods, techniques, shop-practices, discoveries, innovations, creations, technologies, formulas, algorithms, data, computer databases, reports, laboratory notebooks, papers, writings, photographs, source and object codes, software programs, other works of authorship, and know-how and show-how (including all records pertaining to any of the foregoing), whether or not reduced to writing and whether or not patented or patentable or registered or registrable under patent, copyright, trademark or similar laws.

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Appendix B

TITLE/PURPOSE OF INVENTIONS

The following is a complete list of all Inventions and the purpose of those Inventions:

☒	No Inventions

See Below

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